Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
News Release	(212) 930 - 9400

COMPANY CONTACTS	[NYSE: SFI]

David M. DiStaso	Jason Fooks
Chief Financial Officer	Investor Relations

iStar Financial Announces Second Quarter 2012 Results

•             Net income (loss) allocable to common shareholders for the second quarter 2012 was ($59) million or ($0.70) per diluted common share.

•             During the quarter, the Company issued $275 million of 9.0% senior unsecured notes due 2017.

•             Company retired $640 million of debt during the second quarter and had $707 million of cash, including cash reserved for debt repayment, at June 30, 2012.

•             During the quarter, the Company sold a portfolio of 12 net lease assets for $130 million in net proceeds and recorded a gain of $25 million from the transaction.

NEW YORK - July 27, 2012 - iStar Financial Inc. (NYSE: SFI) today reported results for the second quarter ended June 30, 2012.

Second Quarter 2012 Results

iStar reported net income (loss) allocable to common shareholders for the second quarter of ($59.0) million, or ($0.70) per diluted common share, compared to ($35.5) million, or ($0.38) per diluted common share, for the second quarter 2011.

Adjusted income (loss) allocable to common shareholders for the second quarter was ($1.4) million, compared to ($1.9) million for the second quarter 2011. Adjusted income (loss) represents net income computed in accordance with GAAP, prior to the effects of certain non-cash items, including depreciation, loan loss provisions and impairments.

Adjusted EBITDA for the quarter was $106.6 million, compared to $102.7 million for the same period last year. Please see the financial tables that follow the text of this press release for the Company’s calculations of adjusted EBITDA and adjusted income, as well as a reconciliation to GAAP net income (loss).

During the second quarter, the Company generated $555.4 million of proceeds from its portfolio, comprised of $185.8 million in principal repayments, $117.0 million primarily from residential unit sales of other real estate owned (OREO) assets, $136.2 million from sales of net lease assets, $57.0 million from loan sales and $59.4 million from other investments. Additionally, the Company funded a total of $39.7 million of investments and capital expenditures.

Capital Markets

As previously announced, during the quarter the Company issued $275.0 million of 9.0% senior unsecured notes due 2017. Proceeds from the new issuance will be used to refinance unsecured debt maturing in 2012. During the quarter, the Company repaid $90.3 million of its 5.5% senior unsecured notes due June 2012 and repurchased $191.5 million of its senior convertible unsecured notes due October 2012.

The Company repaid $225.7 million on the A-1 tranche of its 2011 secured credit facility, bringing the remaining outstanding balance to $646.1 million at the end of the quarter. The Company has satisfied all minimum amortization requirements on the A-1 tranche of its 2011 secured credit facility prior to the payment of any remaining balance at maturity in June 2013.

The Company also repaid $81.4 million on the A-1 tranche of its 2012 secured credit facility, bringing the remaining outstanding balance to $328.6 million at the end of the quarter. Based on the total amount repaid, the Company has exceeded the minimum cumulative amortization on the A-1 tranche of its 2012 secured credit facility of $41.0 million required to be paid before December 31, 2012.

In addition, the Company repurchased 809,720 shares of its outstanding common stock during the quarter for an average price of $5.69 per share. At the end of the quarter, the Company had remaining authority to repurchase up to $16.0 million of shares under its share repurchase program.

The Company’s leverage was 2.5x at June 30, 2012, an improvement from 2.7x in the prior quarter. Please see the financial tables that follow the text of this press release for a calculation of the Company’s leverage. The Company’s weighted average effective cost of debt for the second quarter was 6.5%. At the end of the quarter, cash and cash equivalents, including cash reserved for repayment of indebtedness, totaled $706.9 million.

Portfolio Overview

At June 30, 2012, the Company’s total portfolio had a carrying value of $6.31 billion, gross of general loan loss reserves. The portfolio was comprised of $2.36 billion of loans and other lending investments, $1.55 billion of net lease assets, $1.97 billion of owned real estate and $427.5 million of other investments.

-more-

At June 30, 2012, the Company’s $1.72 billion of performing loans and other lending investments had a weighted average last dollar loan-to-value ratio of 74.1% and a weighted average maturity of 2.7 years. The performing loans consisted of 50.9% floating rate loans that generated a weighted average effective yield for the quarter of 6.7%, or approximately 668 basis points over the average one-month LIBOR rate for the quarter, and 49.1% fixed rate loans that generated a weighted average effective yield for the quarter of 8.6%. The weighted average risk rating of the Company’s performing loans improved to 3.16, from 3.27 in the prior quarter. Included in the performing loan balance were $75.0 million of watch list assets, compared to $169.8 million in the prior quarter.

At June 30, 2012, the Company’s non-performing loans (NPLs) had a carrying value of $639.0 million, net of $491.3 million of specific reserves. This compares to $662.7 million, net of $477.2 million of specific reserves, at the end of the prior quarter.

For the second quarter, the Company recorded $26.5 million in loan loss provision versus $17.5 million in the prior quarter. At June 30, 2012, loan loss reserves totaled $563.8 million or 19.8% of total gross carrying value of loans. This compares to loan loss reserves of $567.2 million or 18.0% of total gross carrying value of loans at March 31, 2012.

At the end of the quarter, the Company’s $1.55 billion of net lease assets, net of $342.2 million of accumulated depreciation, were 91.0% leased with a weighted average remaining lease term of 12.2 years. The weighted average risk rating of the Company’s net lease assets was 2.70, versus 2.63 in the prior quarter. During the quarter, the Company sold a portfolio of 12 net lease assets for $130.5 million in net proceeds and recorded a gain of $24.8 million from the transaction.  Certain of the properties were subject to a $50.8 million secured term loan that was repaid in full at closing with a portion of the net sales proceeds. During the quarter, the Company recorded $6.2 million of impairments within its net lease asset portfolio. The Company’s occupied net lease assets generated a weighted average effective yield of 9.3% and the total net lease assets generated a weighted average effective yield of 8.4% for the quarter.

At the end of the quarter, the Company’s $1.97 billion owned real estate portfolio was comprised of $722.2 million of OREO and $1.25 billion of real estate held for investment (REHI). The Company’s OREO assets are considered held for sale based on management’s current intention to market and sell the assets in the near term, while management’s current intent and strategy is to hold, operate or develop its REHI assets over a longer term.

During the quarter, the Company took title to properties with a carrying value of $45.4 million. The Company’s owned real estate portfolio generated $28.1 million of combined revenue and income from sales of residential property units, offset by $22.4 million of net expenses for the quarter. In addition, the Company funded $18.9 million of capital expenditures associated with its owned real estate portfolio.

[Financial Tables to Follow]

*                   *                *

iStar Financial Inc. (NYSE: SFI) is a fully-integrated finance and investment company focused on the commercial real estate industry. The Company provides custom-tailored investment capital to high-end private and corporate owners of real estate and invests directly across a range of real estate sectors. The Company, which is taxed as a real estate investment trust (“REIT”), has invested more than $35 billion over the past two decades. Additional information on iStar Financial is available on the Company’s website at www.istarfinancial.com.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, July 27, 2012. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.’s expectations include the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales (including OREO assets), increases in NPLs, repayment levels, the Company’s ability to reduce its indebtedness, the Company’s ability to maintain compliance with its debt covenants, economic conditions, the availability of liquidity for commercial real estate transactions and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.)

iStar Financial Inc.

Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
REVENUES

Interest income	$36,448	$80,185	$73,651	$140,953
Operating lease income	37,928	37,642	76,408	75,755
Other income	22,345	7,599	38,631	16,273
Total revenues	$96,721	$125,426	$188,690	$232,981

COSTS AND EXPENSES

Interest expense	$94,474	$95,753	$179,818	$164,846
Operating costs - net lease assets	4,965	4,384	8,128	8,670
Operating costs - REHI and OREO	22,424	18,002	44,498	35,789
Depreciation and amortization	16,960	15,011	33,475	29,824
General and administrative (1)	19,792	25,699	42,637	50,099
Provision for loan losses	26,531	10,350	44,031	21,230
Impairment of assets	7,496	2,764	23,000	4,254
Other expense	3,907	459	4,360	3,181
Total costs and expenses	$196,549	$172,422	$379,947	$317,893

Income (loss) before earnings from equity method investments and other items	$(99,828)	$(46,996)	$(191,257)	$(84,912)
Gain (loss) on early extinguishment of debt, net	(4,868)	(1,047)	(3,164)	105,556
Earnings from equity method investments	18,420	19,131	53,206	44,064
Income (loss) from continuing operations before income taxes	$(86,276)	$(28,912)	$(141,215)	$64,708
Income tax (expense) benefit	(3,477)	2,675	(4,748)	(8,377)
Income (loss) from continuing operations	$(89,753)	$(26,237)	$(145,963)	$56,331
Income from discontinued operations	507	217	1,530	1,553
Gain from discontinued operations	24,851	—	27,257	—
Income from sales of residential property	13,266	—	19,999	—
Net income (loss)	$(51,129)	$(26,020)	$(97,177)	$57,884
Net (income) loss attributable to noncontrolling interests	722	(14)	696	(444)
Net income (loss) attributable to iStar Financial Inc.	$(50,407)	$(26,034)	$(96,481)	$57,440
Preferred dividends	(10,580)	(10,580)	(21,160)	(21,160)
Net (income) loss allocable to HPUs and Participating Security holders (2)	1,991	1,089	3,852	(2,640)
Net income (loss) allocable to common shareholders	$(58,996)	$(35,525)	$(113,789)	$33,640

(1) For the three months ended June 30, 2012 and 2011, includes $3,447 and $4,314 of stock-based compensation expense, respectively.  For the six months ended June 30, 2012 and 2011, includes $8,113 and $8,469 of stock-based compensation expense, respectively.

(2) HPU Holders are current and former Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units and common stock equivalents under the Company’s LTIP that are currently eligible to receive dividends.

iStar Financial Inc.

Earnings Per Share Information

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June,		June,
	2012	2011	2012	2011
EPS INFORMATION FOR COMMON SHARES

Income (loss) attributable to iStar Financial Inc. from continuing operations (1)
Basic	$(1.00)	$(0.38)	$(1.69)	$0.34
Diluted	$(1.00)	$(0.38)	$(1.69)	$0.34
Net income (loss) attributable to iStar Financial Inc.
Basic	$(0.70)	$(0.38)	$(1.36)	$0.36
Diluted	$(0.70)	$(0.38)	$(1.36)	$0.36
Weighted average shares outstanding
Basic	84,113	92,621	83,834	92,580
Diluted	84,113	92,621	83,834	94,758

Common shares outstanding at end of period	83,610	92,573	83,610	92,573

EPS INFORMATION FOR HPU SHARES

Income (loss) attributable to iStar Financial Inc. from continuing operations (1)
Basic	$(187.93)	$(73.00)	$(319.66)	$65.80
Diluted	$(187.93)	$(73.00)	$(319.66)	$64.40
Net income (loss) attributable to iStar Financial Inc.
Basic	$(132.73)	$(72.60)	$(256.80)	$68.73
Diluted	$(132.73)	$(72.60)	$(256.80)	$67.27
Weighted average shares outstanding
Basic and diluted	15	15	15	15

(1) Adjusted for preferred dividends, net (income) loss from noncontrolling interests and income from sales of residential property.

iStar Financial Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	June 30, 2012	December 31, 2011
ASSETS

Loans and other lending investments, net	$2,300,810	$2,860,762
Net lease assets, net	1,550,113	1,702,764
Real estate held for investment, net	1,249,681	1,228,134
Other real estate owned	722,167	677,458
Other investments	427,501	457,835
Cash and cash equivalents	243,843	356,826
Restricted cash	492,973	32,630
Accrued interest and operating lease income receivable, net	15,055	20,208
Deferred operating lease income receivable	78,769	73,368
Deferred expenses and other assets, net	105,300	107,852
Total assets	$7,186,212	$7,517,837

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$111,494	$106,693

Debt obligations, net:
Secured credit facilities	2,857,233	2,393,240
Unsecured senior notes	2,406,828	2,805,817
Secured term loans	241,666	296,643
Unsecured credit facility	—	243,650
Other debt obligations	98,212	98,190
Total debt obligations, net	5,603,939	5,837,540

Total liabilities	$5,715,433	$5,944,233

Total iStar Financial Inc. shareholders’ equity	1,399,437	1,528,356
Noncontrolling interests	71,342	45,248
Total equity	$1,470,779	$1,573,604

Total liabilities and equity	$7,186,212	$7,517,837

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
NON-GAAP FINANCIAL MEASURES

Reconciliation of Net Income to Adjusted EBITDA
Net income (loss)	$(51,129)	$(26,020)	$(97,177)	$57,884
Add: Interest expense	94,739	96,772	180,882	166,406
Add: Income tax expense (benefit)	3,477	(2,675)	4,748	8,377
Add: Depreciation and amortization	17,180	16,133	34,418	32,065
EBITDA	$64,267	$84,210	$122,871	$264,732
Add: Provision for loan losses	26,531	10,350	44,031	21,230
Add: Impairment of assets	7,496	2,764	23,520	4,228
Add: Stock-based compensation expense	3,447	4,314	8,113	8,469
Less: (Gain)/loss on early extinguishment of debt, net	4,868	1,047	3,164	(105,556)
Adjusted EBITDA (1)	$106,609	$102,685	$201,699	$193,103

Reconciliation of Net Income to Adjusted Income
Net income (loss) allocable to common shareholders	$(58,996)	$(35,525)	$(113,789)	$33,640
Add: Depreciation and amortization	17,180	16,133	34,418	32,065
Add: Provision for loan losses	26,531	10,350	44,031	21,230
Add: Impairment of assets	7,496	2,764	23,520	4,228
Add: Stock-based compensation expense	3,447	4,314	8,113	8,469
Less: (Gain)/loss on early extinguishment of debt, net	4,868	1,047	3,164	(105,556)
Less: HPU/Participating Security allocation	(1,943)	(1,029)	(3,708)	2,879
Adjusted income (loss) allocable to common shareholders (1)	$(1,417)	$(1,946)	$(4,251)	$(3,045)

(1) Adjusted EBITDA and adjusted income (loss) allocable to common shareholders should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. These non-GAAP financial measures should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating these non-GAAP financial measures may differ from the calculations of similarly-titled measures by other companies. Management believes that it is useful to consider adjusted EBITDA and adjusted income because the adjustments are non-cash items that do not necessarily reflect an actual change in the long-term economic value or performance of our assets. Management considers these non-GAAP financial measures as supplemental information to net income in analyzing the performance of our underlying business. Interest expense and depreciation and amortization exclude adjustments from discontinued operations of $265 and $220, respectively, for the three months ended June 30, 2012 and $1,019 and $1,122, respectively, for the three months ended June 30, 2011.  Interest expense, depreciation and amortization, and impairment of assets exclude adjustments from discontinued operations of $1,064, $943, and $520, respectively, for the six months ended June 30, 2012 and $1,560, $2,241 and ($26), respectively, for the six months ended June 30, 2011.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

Three Months Ended
June 30, 2012
OPERATING STATISTICS

Return on Average Common Book Equity
Average total book equity	$1,430,768
Less: Average book value of preferred equity	(506,176)
Average common book equity (A)	$924,592

Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders	$(60,987)
Annualized (B)	$(243,948)
Return on Average Common Book Equity (B) / (A)	Neg

Expense Ratio
General and administrative expenses - annualized (C)	$79,168
Average total assets (D)	$7,388,055
Expense Ratio (C) / (D)	1.1%

Interest Coverage
Adjusted EBITDA (E)	$106,609
Interest expense and preferred dividends (F)	$105,319
Adjusted EBITDA / Interest Expense and Preferred Dividends (E) / (F)	1.0x

As of
June 30, 2012
Leverage
Book debt	$5,603,939
Less: Cash and cash equivalents, including cash reserved for repayment of indebtedness	(706,859)
Net book debt (G)	$4,897,080

Book equity	$1,470,779
Add: Accumulated depreciation	410,618
Add: General loan loss reserves	56,800
Sum of book equity, accumulated depreciation and general loan loss reserves (H)	$1,938,197
Leverage (G) / (H)	2.5x

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

As of
June 30, 2012
UNFUNDED COMMITMENTS

Performance-based commitments	$61,297
Discretionary fundings	127,948
Strategic investments	25,090
Total Unfunded Commitments	$214,335

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (A)	$3,788,602
Unsecured debt (B)	$2,528,866
Unencumbered Assets / Unsecured Debt (A) / (B)	1.5x

LOANS AND OTHER LENDING INVESTMENTS CREDIT STATISTICS

	As of
	June 30, 2012		December 31, 2011
Carrying value of NPLs /
As a percentage of total carrying value of loans	$638,970	28.0%	$771,196	27.1%

NPL asset specific reserves for loan losses /
As a percentage of gross carrying value of NPLs (1)	$491,286	43.5%	$557,129	41.9%

Total reserve for loan losses /
As a percentage of total gross carrying value of loans (1)	$563,786	19.8%	$646,624	18.5%

(1) Gross carrying value represents iStar’s carrying value of loans, gross of loan loss reserves.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

PORTFOLIO STATISTICS AS OF JUNE 30, 2012 (1)

Asset Type	Total	% of Total
First Mortgages / Senior Loans	$1,840	29.2%
Net Lease Assets	1,550	24.6%
Real Estate Held for Investment	1,250	19.8%
Other Real Estate Owned	722	11.4%
Mezzanine / Subordinated Debt	517	8.2%
Other Investments	428	6.8%
Total	$6,307	100.0%

Geography	Total	% of Total
West	$1,534	24.3%
Northeast	1,162	18.4%
Southeast	899	14.3%
Southwest	798	12.7%
Mid-Atlantic	624	9.9%
Various	405	6.4%
International	352	5.6%
Central	330	5.2%
Northwest	203	3.2%
Total	$6,307	100.0%

Property Type	Performing Loans	Net Lease Assets	NPLs	REHI	OREO	Total	% of Total
Land	$200	$56	$196	$815	$107	$1,374	21.8%
Apartment / Residential	384	—	84	30	465	963	15.3%
Office	115	465	36	68	3	687	10.9%
Industrial / R&D	87	463	8	49	—	607	9.6%
Retail	250	53	136	82	62	583	9.2%
Entertainment / Leisure	40	420	79	—	—	539	8.6%
Hotel	243	93	94	34	24	488	7.7%
Mixed Use / Mixed Collateral	235	—	—	172	61	468	7.4%
Other Property Types	164	—	6	—	—	170	2.7%
Other Investments	—	—	—	—	—	428	6.8%
Total	$1,718	$1,550	$639	$1,250	$722	$6,307	100.0%

(1) Based on carrying value of the Company’s total investment portfolio, gross of general loan loss reserves.

-end-